EXHIBIT 99.1


         THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated as of April 8, 2005 (the "Amendment") among VOLT FUNDING CORP. (the "Seller"), THREE RIVERS FUNDING CORPORATION ("TRFCO") and VOLT INFORMATION SCIENCES, INC. ("Volt").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Seller, TRFCO and Volt are parties to a Receivables Purchase Agreement dated as of April 12, 2002, as amended by a First Amendment to Receivables Purchase Agreement dated as of June 3, 2002 and a Second Amendment to Receivables Purchase Agreement dated as of March 31, 2004 (the "RPA");

         WHEREAS, the parties desire to amend the RPA;

         NOW, THEREFORE, the parties agree as follows:

SECTION 1. DEFINITIONS

         Defined terms used herein and not defined herein shall have the meanings assigned to such terms in the RPA.

SECTION 2.  AMENDMENT OF RPA

         The parties hereto agree that, effective as of April 8, 2005 (the "Effective Date"), the definition of "Expiration Date" set forth in Section 1.01 of the RPA shall be amended by replacing the date "April 3, 2006" set forth therein with the date "April 2, 2007".

SECTION 3.  CONDITIONS PRECEDENT

         The occurrence of the Effective Date shall be subject to the conditions precedent that TRFCO shall have received this Amendment executed by each party hereto in form and substance satisfactory to TRFCO.

SECTION 4.  GOVERNING LAW

         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS RULES (OTHER THAN SECTION 5-1401 OF NEW YORK'S GENERAL OBLIGATIONS LAW).

SECTION 5.  EXECUTION IN COUNTERPARTS

         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6.  CONFIRMATION OF AGREEMENT

         Each of the parties to the RPA agree that, except as amended hereby, the RPA continues in full force and effect. The Seller and Volt hereby represent and warrant that, after giving effect to the effectiveness of this Amendment, their respective representations and warranties contained in the RPA are true and correct in all material respects upon and as of such effectiveness with the same force and effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first above written.

                            VOLT FUNDING CORPORATION

                            By: /s/ Ludwig M. Guarino
                                -----------------------------------
                                Authorized Signatory, Treasurer

                            VOLT INFORMATION SCIENCES, INC.

                            By: /s/ William Shaw
                                -----------------------------------
                                Authorized Signatory, President

                            THREE RIVERS FUNDING CORPORATION

                            By: /s/ Bernard J. Angelo
                                -----------------------------------
                                Authorized Signatory


                                       3